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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12487, 333-33635, 333-33637) pertaining to the
1996 Employee Stock Purchase Plan, the 1992 Stock Option Plan, the 1996 Directors' Stock Option Plan and the Lander Stock Option Plan of Geron Corporation of our report dated February 13, 1998, with respect to the financial statements of Geron Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                 ERNST & YOUNG LLP

Palo Alto, California
March 30, 1998